UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2008

ARBINET-THEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Curt R. Koeppen

On September 26, 2008, Arbinet-thexchange, Inc. (the “Company”) terminated the employment of Curt R. Koeppen, the Chief Marketing Officer of the Company, without cause, effective September 30, 2008 (the “Termination Date”). Pursuant to the Employment Agreement, dated as of December 17, 2007, by and between the Company and Mr. Koeppen (the “Employment Agreement”), in connection with such termination, the Company will pay Mr. Koeppen an aggregate of approximately $331,891, consisting of:

•	a lump sum equal to the salary which would have otherwise been paid to Mr. Koeppen through December 17, 2008, or approximately $52,083;
•	payment for accrued vacation through the Termination Date, or approximately $4,808;
•	severance pay equal to 12 months’ base salary, or $250,000; and
•
reimbursement for certain COBRA payments for a period of 12 months following the Termination Date and an amount equal to employer contributions to the Company’s retirement plan for one year following the Termination Date, assuming he contributed the maximum amount to such plan, which amount to a payment of $25,000 in accordance with the limits placed on such payments by the terms of the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:	/s/ W. Terrell Wingfield, Jr.
Date: September 26, 2008	Name: W. Terrell Wingfield, Jr. Title: General Counsel and Secretary